SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 27, 2008 (February 27, 2008)

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, N.Y. 10105-0196

(Address of Principal Executive Offices, including Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Proposed Offering

On February 27, 2008, Avon Products, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Preliminary Prospectus Supplement, dated February 27, 2008, to the Prospectus, dated February 27, 2008, in connection with the issuance by the Company of notes due 2013 and notes due 2018 pursuant to a Registration Statement on Form S-3 filed with the Commission on February 27, 2008. The Company intends to use the net proceeds from the offering of the notes due 2013 and the notes due 2018 to repay outstanding indebtedness under its commercial paper program and for general corporate purposes. At December 31, 2007, the Company had commercial paper outstanding of $701.6 million at an average annual interest rate of 5.05%.

In the Preliminary Prospectus Supplement, the Company disclosed the following information about the Company. Not all of the information contained in the Preliminary Prospectus Supplement appears below. Accordingly, certain definitions do not appear below.

Unless indicated otherwise, references to “the Company,” “our company,” “we,” “our” and “us” refer to Avon Products, Inc., a New York corporation, and its subsidiaries.

The Company

We are a global manufacturer and marketer of beauty and related products. Our business is conducted worldwide, primarily in the direct-selling channel. We presently have sales operations in approximately 66 countries and territories, including the United States, and distribute products in approximately 48 more. Our reportable segments are based on geographic operations in six regions: North America; Latin America; Western Europe, Middle East & Africa; Central & Eastern Europe; Asia Pacific; and China. We centrally manage global Brand Marketing and Supply Chain organizations. Product categories consist of: Beauty, which consists of cosmetics, fragrances, skin care and toiletries; Beauty Plus, which consists of fashion jewelry, watches, apparel and accessories; and Beyond Beauty, which consists of home products and gift and decorative products. Sales from Health and Wellness products and mark., a global cosmetics brand that focuses on the market for young women, are included among these categories based on product type. Sales are made to the ultimate consumer principally through approximately 5.4 million independent Representatives, who are independent contractors and not employees of Avon. The success of our business is highly dependent on recruiting, motivating and retaining Representatives.

Outlook

We expect that our investments in both the brand and the direct-selling channel will drive sustainable growth. We also expect revenue growth to average mid-single-digits over the long term.

While our operating margin during 2006 and 2007 has been impacted by the costs associated with our turnaround plan, we expect our operating margin to be impacted to a much lesser degree in 2008 by these costs. We expect our incremental investments in advertising in 2008 to be more in line with revenue growth and incremental investments in RVP to be slightly ahead of revenue growth. While full-year operating margin improved slightly in 2007 to 8.8% from 2006’s level of 8.7%, it is expected to approach 2005’s level, or approximately 14%, in 2008, due to the expected benefits from and decreased cost related to PLS, other gross margin improvements, expected benefits from SSI, and expected savings from and decreased costs to implement restructuring. We expect a larger proportion of the benefits from PLS and SSI and savings from restructuring to be realized in the second half of this year. As revenues grow and the savings from restructuring and benefits from PLS and SSI are realized, and we continue to apply a zero-overhead-growth philosophy, operating margin is expected to further expand beginning in 2009.

We saw a decelerating trend in our North American segment revenue in the fourth quarter of 2007. This trend was consistent with the general retail environment and heavily influenced by weakness in our non-Beauty business. This trend continued into the first quarter of 2008. In the first quarter, the revenue trend in our North America segment has also been affected by service related problems, which we believe are primarily due to forecasting variances and some interruptions relating to the implementation of our enterprise resource planning (ERP) system in North America. We believe that our non-Beauty and Beauty categories in North America will be negatively impacted. We are working to improve service to our Representatives and are adjusting our ERP implementation. Our broad-based geographic portfolio gives us confidence that we can achieve our company-wide revenue and operating margin targets for full year 2008. In January 2008, we announced the final initiatives of the restructuring program under our turnaround plan. We also announced that we have completed our analysis of our optimal product portfolio and made decisions on exit strategies for non-optimal products under our PLS program. As we continue to move through our turnaround plan, driving revenue growth and restoring margin growth are our key priorities, with an emphasis on SSI and our philosophy of zero overhead growth. However, since our turnaround plan is a multi-year effort, we still may see some quarterly variability as we move through the turnaround due to the timing of advertising and product launches.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Statements in this Form 8-K that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•

our ability to implement the key initiatives of and realize the projected benefits (in the amounts and time schedules we expect) from our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification program, sales and operation planning process, strategic sourcing initiative, outsourcing strategies, zero-overhead-growth philosophy and cash management, tax, foreign currency hedging and risk management strategies;

•

our ability to realize the anticipated benefits (including our projections concerning future revenue and operating margin increases) from our multi-year restructuring initiatives or other strategic initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring initiatives or other strategic initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•

a general economic downturn or recession in one or more of our geographic regions such as North America and the ability of our broad-based geographic portfolio to withstand a downturn in a particular region;

•	the inventory obsolescence and other costs associated with our product line simplification program;

•	our ability to effectively implement initiatives to reduce inventory levels;

•	our ability to achieve growth objectives, particularly in our largest markets and new and emerging markets;

•

our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, and our ability to negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•	the effect of political, legal and regulatory risks, as well as foreign exchange or other restrictions, imposed on us, our operations or our Representatives by governmental entities;

•

our ability to successfully transition our business in China in connection with the resumption of direct selling in that market, our ability to operate using the direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

•	the impact of substantial currency fluctuations on the results of our foreign operations;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in Latin America, Asia Pacific, Central and Eastern Europe and the Middle East;

•	the risk of disruption in Central and Eastern Europe associated with a change to a more rapid selling cycle with more frequent brochures;

•

information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel and executives;

•

competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;

•

our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase Representative productivity, to improve Internet-based tools for our Representatives, and to compete with other direct-selling organizations to recruit, retain and service Representatives;

•

the impact of the seasonal nature of our business, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in our material pending and future litigations;

•	our ratings and our access to financing and ability to secure financing at attractive rates; and

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC. We undertake no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

AVON PRODUCTS, INC.

/s/ Richard J. Valone
Name:	Richard J. Valone
Title:	Vice President and Treasurer